Exhibit 99.1

Pixelworks Reports Fourth Quarter 2011 Financial Results

SAN JOSE, Calif., January 30, 2012 -- Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the fourth quarter ended December 31, 2011.

Fourth Quarter 2011 Highlights:

•	Revenue increased 19% to $16.8 million over the prior year period

•	Revenue from products for advanced TV grew 43% sequentially

•	Recorded volume shipments of the PA136 MotionEngine® Video Processor to tier-one TV OEMs

•	Began volume production for the Topaz family of projector products
Fourth quarter 2011 revenue was $16.8 million, compared to $17.4 million reported in the third quarter of 2011 and $14.1 million in the fourth quarter of 2010. The increase in revenue compared to the year-ago quarter was driven by higher sales of new products and volume shipments for advanced TV. Revenue declined sequentially primarily due to weaker than expected demand in the digital projection market.
On a GAAP basis, gross profit margin in the fourth quarter of 2011 was 47.1%, compared to 48.6% in the third quarter of 2011 and 46.4% in the fourth quarter of 2010. Fourth quarter 2011 GAAP operating expenses were $9.5 million, compared with $9.6 million in the previous quarter and $10.0 million in the fourth quarter of 2010. For the fourth quarter of 2011, the Company recorded a GAAP net loss of $2.0 million, or $0.11 per share, compared to a GAAP net loss of $1.1 million, or $0.06 per share, in the third quarter of 2011 and GAAP net loss of $3.2 million, or $0.24 per share, in the fourth quarter of 2010.
On a non-GAAP basis, fourth quarter 2011 gross profit margin was 48.0%, compared to 49.4% in the third quarter of 2011 and 47.1% in the fourth quarter of 2010. The sequential decrease in gross margin was primarily the result of a shift in product mix and the manufacturing ramp of new products. Fourth quarter 2011 operating expenses on a non-GAAP basis were $9.0 million, compared to $9.1 million in the previous quarter and $9.7 million in the fourth quarter of 2010. On a non-GAAP basis, net loss in the fourth quarter of 2011 was $1.3 million, or $0.07 per share, compared with a net loss of $0.5 million, or $0.03 per share, in the third quarter of 2011 and net loss of $3.6 million, or $0.27 per share, in the fourth quarter of 2010.
“2011 was a year of solid progress for Pixelworks, as we expanded our product lines for both the digital projection and advanced TV markets,” said Bruce Walicek, President and CEO of Pixelworks. “On a year over year basis our new products were up 66% over 2010 and represented 56% of total sales, compared with 31% in the prior year. We look forward to building on the new product momentum and customer traction across all our product lines in 2012, as we continue to deliver leading performance solutions with superior video quality.”

The Company will discuss the details of its business outlook for the first quarter of 2012 during its conference call scheduled for today, January 30, 2012, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 866-383-8119 and using passcode 41499077. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through Monday, February 6, 2012, and can be accessed by calling 888-286-8010 and using passcode 62752477.
About Pixelworks, Inc.
Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
For more information, please visit the Company's Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share which exclude restructuring charges, amortization of acquired developed technology, stock-based compensation expense, gain on sale of patents, gain on the sale of marketable securities and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA which Pixelworks defines as GAAP net income before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains statements, including, without limitation, the statements in Bruce Walicek's quote that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Revenue, net	$16,828	$17,391	$14,145	$64,609	$69,529
Cost of revenue (1)	8,908	8,935	7,579	34,242	37,366
Gross profit	7,920	8,456	6,566	30,367	32,163
Operating expenses:
Research and development (2)	5,375	5,982	6,305	22,906	22,810
Selling, general and administrative (3)	4,134	3,641	3,732	15,266	15,167
Restructuring	—	—	—	—	94
Total operating expenses	9,509	9,623	10,037	38,172	38,071
Loss from operations	(1,589)	(1,167)	(3,471)	(7,805)	(5,908)
Interest expense and other, net	(89)	(89)	(133)	(484)	(511)
Gain on sale of marketable securities	—	—	737	264	1,397
Gain on sale of patents	—	—	—	1,600	—
Total other income (expense), net	(89)	(89)	604	1,380	886
Loss before income taxes	(1,678)	(1,256)	(2,867)	(6,425)	(5,022)
Provision (benefit) for income taxes	279	(173)	354	141	(5,395)
Net income (loss)	$(1,957)	$(1,083)	$(3,221)	$(6,566)	$373
Net income (loss) per share - basic and diluted:	$(0.11)	$(0.06)	$(0.24)	$(0.40)	$0.03
Weighted average shares outstanding:
Basic	17,944	17,905	13,517	16,330	13,442
Diluted	17,944	17,905	13,517	16,330	14,384
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$120	$103	$79	$441	$84
Stock-based compensation	36	34	19	129	60
Amortization of acquired developed technology	—	—	—	—	1,050
(2) Includes stock-based compensation	221	214	128	845	437
(3) Includes stock-based compensation	266	260	207	1,037	707

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,920	$8,456	$6,566	$30,367	$32,163
Additional amortization of non-cancelable prepaid royalty	120	103	79	441	84
Stock-based compensation	36	34	19	129	60
Amortization of acquired developed technology	—	—	—	—	1,050
Total reconciling items included in cost of revenue	156	137	98	570	1,194
Non-GAAP gross profit	$8,076	$8,593	$6,664	$30,937	$33,357
Non-GAAP gross profit margin	48.0%	49.4%	47.1%	47.9%	48.0%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,509	$9,623	$10,037	$38,172	$38,071
Reconciling item included in research and development:
Stock-based compensation	221	214	128	845	437
Reconciling item included in selling, general and administrative:
Stock-based compensation	266	260	207	1,037	707
Restructuring	—	—	—	—	94
Total reconciling items included in operating expenses	487	474	335	1,882	1,238
Non-GAAP operating expenses	$9,022	$9,149	$9,702	$36,290	$36,833
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(1,957)	$(1,083)	$(3,221)	$(6,566)	$373
Reconciling items included in cost of revenue	156	137	98	570	1,194
Reconciling items included in operating expenses	487	474	335	1,882	1,238
Gain on sale of marketable securities	—	—	(737)	(264)	(1,397)
Gain on sale of patents	—	—	—	(1,600)	—
Tax effect of non-GAAP adjustments	7	2	(63)	—	(26)
Non-GAAP net income (loss)	$(1,307)	$(470)	$(3,588)	$(5,978)	$1,382
Non-GAAP net income (loss) per share - basic and diluted:	$(0.07)	$(0.03)	$(0.27)	$(0.37)	$0.10
Non-GAAP weighted average shares outstanding:
Basic	17,944	17,905	13,517	16,330	13,442
Diluted	17,944	17,905	13,517	16,330	14,384

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, restructuring charges, amortization of acquired developed technology, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(1,957)	$(1,083)	$(3,221)	$(6,566)	$373
Stock-based compensation	523	508	354	2,011	1,204
Additional amortization of non-cancelable prepaid royalty	120	103	79	441	84
Gain on sale of patents	—	—	—	(1,600)	—
Gain on sale of marketable securities	—	—	(737)	(264)	(1,397)
Amortization of acquired developed technology	—	—	—	—	1,050
Restructuring	—	—	—	—	94
Tax effect of non-GAAP adjustments	7	2	(63)	—	(26)
Non-GAAP net income (loss)	$(1,307)	$(470)	$(3,588)	$(5,978)	$1,382
EBITDA adjustments:
Depreciation and amortization	$1,314	$1,290	$1,209	$5,114	$4,537
Interest expense and other, net	89	89	133	484	511
Non-GAAP Provision (benefit) for income taxes	272	(175)	417	141	(5,369)
Adjusted EBITDA	$368	$734	$(1,829)	$(239)	$1,061

* Adjusted EBITDA differs from GAAP net income (loss) per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, restructuring charges, amortization of acquired developed technology, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit), depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$15,092	$16,872
Short-term marketable securities	—	12,366
Accounts receivable, net	4,557	4,487
Inventories, net	4,107	4,858
Prepaid expenses and other current assets	2,341	2,337
Total current assets	26,097	40,920
Long-term marketable securities	—	603
Property and equipment, net	7,366	5,830
Other assets, net	2,914	5,061
Total assets	$36,377	$52,414
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,428	$4,804
Accrued liabilities and current portion of long-term liabilities	8,247	8,983
Current portion of income taxes payable	212	282
Short-term line of credit	—	3,000
Debentures currently payable	—	15,779
Total current liabilities	12,887	32,848
Long-term liabilities, net of current portion	2,467	2,061
Income taxes payable, net of current portion	3,223	3,574
Total liabilities	18,577	38,483
Shareholders’ equity	17,800	13,931
Total liabilities and shareholders’ equity	$36,377	$52,414

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com